Exhibit 16.1
JAMES J. FUCHS
Certified Public Accountant

Telephone: (714) 549-9544	1520 Nutmeg Place
FAX: (714) 549-2768	Suite 105
E-Mail: jjfuchs@earthlink.com	Costa Mesa, California 92626

November 16, 2006

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir and/or Madam:

I have read the statements that we understand Point Center Mortgage Fund I, LLC will include under Item 4.01 of the Form 8-K it will file regarding the recent change of auditors. I agree with such statements made regarding my firm.

Yours truly,

/s/ James J. Fuchs
James J. Fuchs, CPA